Exhibit 10.1
FORM OF RESTRICTED STOCK AWARD AGREEMENT
PURSUANT TO THE
EMPLOYEE AND DIRECTOR
INCENTIVE RESTRICTED SHARE PLAN OF
AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
THIS AGREEMENT (this “Agreement”) is made as of [ ] (the “Grant Date”), by and between American Realty Capital Hospitality Trust, Inc., a Maryland corporation with its principal office at 405 Park Avenue, New York, New York 10022 (the “Company”), and [ ] (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the Employee and Director Incentive Restricted Share Plan of American Realty Capital Hospitality Trust, Inc. (approved by the Board on December 6, 2013, as may be amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Board, has the ability to grant awards of restricted shares to directors, officers, employees of entities that provide services to the Company, directors of entities that provide services to the Company and certain consultants or entities that provide services to the Company;
WHEREAS, the independent directors of the Board authorized, and the Company issued, shares of restricted stock to non-executive directors and independent directors of the Company in respect of [ ] director compensation, as previously approved by the Board on [ ];
WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Board has determined that Participant, in respect of his or her [ ] director compensation, shall be awarded Restricted Shares in the amount set forth below.
NOW, THEREFORE, the Company and the Participant agree as follows:
1. Sale of Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant [ ] restricted shares of common stock of the Company (the “Restricted Shares”) issued by the Company at a grant price of $[ ] per share and the Participant is receiving the Restricted Shares on the same terms as were approved by the independent directors of the Board on [ ]; and, accordingly, the Participant shall be entitled to all rights of a holder of shares of common stock of the Company set forth in Section 3 hereof as of the Grant Date. To the extent required by Applicable Law, the Participant shall pay the Company the par value ($0.01) for each Restricted Share awarded to the Participant simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Company. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 2 hereof.
2. Vesting. Subject to the terms of the Plan and this Agreement, the Restricted Shares shall vest as follows:
(a) the Restricted Shares shall vest (i) twenty percent (20%) on the first anniversary of [ ] (the “Vesting Date”), (ii) twenty percent (20%) on the second anniversary of the Vesting Date, (iii) twenty percent (20%) on the third anniversary of the Vesting Date, (iv) twenty percent (20%) on the fourth anniversary of the Vesting Date and (v) twenty percent (20%) on the fifth anniversary of the Vesting Date; provided, in each case, that the Participant has not incurred a termination of his or her position as a director prior to such date.
(b) One hundred percent (100%) of any unvested Restricted Shares shall automatically vest upon the occurrence of an Acceleration Event (as defined below). For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the following: (i) a Change in Control (as defined below); or (ii) the Participant incurs a termination of his or her position as a director of the Company that is a Without Cause Termination (as such term is defined below); provided, that, in the case of the Acceleration Events described in clause (i) above, the Participant has not occurred the termination described in clause (ii) above.
(c) (i) As a result of the Participant’s voluntary resignation or (ii) if the Participant fails to be re-elected to the Board following his or her nomination by the Board for re-election, any unvested Restricted Shares that are due to vest in the year in which the Participant voluntarily resigns or fails to be re-elected to the Board, as applicable, shall automatically vest. Any unvested Restricted Shares due to vest in years subsequent to the year in which the Participant voluntarily resigns or fails to be re-elected to the Board, as applicable, shall be forfeited in accordance with Section 3 below.
(d) For purposes of this Agreement, “Change in Control” means: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.1% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).
(e) For purposes of this Agreement, (i) a “Without Cause Termination” shall mean a termination of the Participant’s directorship other than for Cause (as defined below) or as a result of the Participant’s death or disability; and (ii) “Cause” shall mean (x) the Participant’s willful misconduct or gross negligence in the performance of his or her duties as a director of the Company that is not cured by the Participant within thirty (30) days after his or her receipt of written notice from the Company or an affiliate thereof (as applicable) or (y) the Participant’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or any affiliate thereof or any felony.
(f) There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates.
3. Forfeiture. If a Participant incurs a termination of his or her directorship for any reason other than a Without Cause Termination, the Participant shall automatically forfeit any unvested Restricted Shares and the Company shall acquire such unvested Restricted Shares for the amount paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration).
4. Rights as a Holder of Restricted Shares. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of shares of common stock of the Company, including, without limitation, the right to vote the shares, to receive and retain all regular cash dividends payable to holders of shares of record on and after the Grant Date (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of shares with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend in the form of shares or other property, such shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. Participant shall not be required to repay any dividends received with respect to Restricted Shares that are subsequently forfeited prior to vesting.
5. Taxes; Section 83(b) Election. The Participant acknowledges that (i) no later than the date on which any Restricted Shares shall have become vested, the Participant shall pay to the Service Provider, or make arrangements satisfactory to the Service Provider regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested; (ii) the Service Provider shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested, including that the Service Provider may, but shall not be required to, sell a number of Restricted Shares sufficient to cover applicable withholding taxes; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, the Service Provider may, but shall not be required to, pay such required withholding and, to the extent permitted by Applicable Law, treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Service Provider’s sole discretion and provided the Service Provider so notifies the Participant within thirty (30) days of the making of the loan, secured by the Restricted Shares and any failure by the Participant to pay the loan upon demand shall entitle the Service Provider to all of the rights at law of a creditor secured by the Restricted Shares. The Service Provider may hold as security any certificates representing any Restricted Shares and, upon demand of the Service Provider, the Participant shall deliver to the Service Provider any certificates in his or her possession representing the Restricted Shares together with a stock power duly endorsed in blank. The Participant also acknowledges that it is his or her sole responsibility, and not the Company’s or the Service Provider’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.
6. No Obligation to Continue Directorship. Neither the execution of this Agreement nor the issuance of the Restricted Shares hereunder constitute an agreement by the Company to continue to engage the Participant as a director during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Restricted Shares are outstanding.
7. Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends:
(a) “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF EMPLOYEE AND DIRECTOR INCENTIVE RESTRICTED SHARE PLAN OF AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. (THE “COMPANY”) (APPROVED BY THE BOARD ON DECEMBER 6, 2013) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF [ ]. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”
(b) Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 2 hereof.
8. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
9. Miscellaneous.
(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
(b) This award of Restricted Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(c) The Participant agrees that the award of the Restricted Shares hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Service Provider or any life insurance, disability or other benefit plan of the Service Provider.
(d) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(e) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(f) The failure of any party hereto at any time to require performance by another pa rty of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(g) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(h) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to American Realty Capital Hospitality Trust, Inc. at 405 Park Avenue, New York, New York 10022, Attn: Chief Financial Officer.
(i) This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
10. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.
[signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN REALTY CAPITAL
HOSPITALITY TRUST, INC.

By:         ______________________________
Name:
    Title:

Participant

_______________________________
(Signature)

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